UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 17, 2013 (date of earliest event report)

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Speedemissions, Inc. (the “Company”) was held on June 17, 2013 at the headquarters of the Company located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290.  At the Annual Meeting, there were present in person or by proxy 25,224,966 shares of the Company’s common stock, representing approximately 72.7% of the total outstanding eligible votes.

At the Annual Meeting, the shareholders of the Company voted: (1) to elect three members to the Board of Directors; (2)  to approve the compensation of the Company’s named executive officers (“Say-on-Pay”); (3) to approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay proposals every one, two, or three years; and (4) to ratify the appointment of Habif, Arogeti & Wynne, LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2013.

The results of each proposal are indicated below, of which, all of the proposals were approved by the Company's shareholders.

The voting results for each proposal voted on the Annual Meeting are as follows:

1.	To elect three members to the Board of Directors:

	For	Withheld	Broker Non-Vote
Richard A. Parlontieri	14,301,105	268,201	10,655,660
Bradley A. Thompson	13,438,105	268,201	10,655,660
Michael E. Guirlinger	13,437,105	268,201	10,655,660

2.	To approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
13,113,660	1,449,101	6,545	10,655,660

3.	To approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay every one, two, or three years:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
2,028,301	25,545	8,582,617	3,932,843	10,655,660

4.	To ratify the appointment of Habif, Arogeti & Wynne, LLP as the Company’s independent registered public accountants:

For	Against	Abstain
23,971,999	1,249,967	3,000

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2013	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President and Chief Executive Officer